UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2005

OPTIO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	333-89181	58-1435435
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005

(Address of principal office)

Registrant’s telephone number, including area code: (770) 576-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The Optio Software, Inc. Directors’ Stock Option Plan (the “Directors’ Plan”), which was approved by the shareholders on June 23, 2000 provides for the authorization of 300,000 shares of common stock for issuance under the Directors’ Plan. As of November 2, 2005, options of 110,000 shares were outstanding under the Directors’ Plan. On November 2, 2005, the Board of Directors unanimously approved an amendment to the Directors’ Plan, subject to ratification by the shareholders at the next annual meeting of shareholders. The amendment to the Directors’ Plan changed the number of shares of common stock subject to options to be granted to each director from 10,000 each year of completed service to 5,000 each full fiscal quarter of completed service. The modification was retroactively applied to the beginning of fiscal year 2006, so each eligible director was granted an option to purchase 15,000 shares of common stock of the Company on the date of the amendment, November 2, 2005.

Summary Description Of The Plan

Effective October 15, 1999, the Board of Directors adopted the Optio Software, Inc. Directors’ Stock Option Plan. The Board of Directors approved an amendment to the plan effective as of May 25, 2000, to clarify the terms of the plan pertaining to the grant of options thereunder. In addition, the Board of Directors approved an amendment to the plan effective as of December 19, 2003, to increase the number of shares of common stock subject to options to be granted to each director at the end of each year of completed service as a director from 5,000 shares of common stock to 10,000 shares of common stock. Pursuant to the plan, 300,000 shares of common stock are reserved for issuance, of which 170,000 are still available for issuance. Only members of the Board of Directors who are not employees of the Company are eligible to receive option grants under the Directors’ Plan. The Directors’ Plan only provides for the grant of options which do not qualify under Section 422 of the Code. A copy of the Directors’ Plan, as amended, is attached as an exhibit to this report.

Upon initially becoming an eligible director, a director is entitled to receive an option to purchase 10,000 shares of the common stock. As amended on November 2, 2005 (subject to shareholder ratification), at the end of each completed fiscal quarter of service as an eligible director, a director shall be granted an option to purchase 5,000 shares of common stock. All options granted under the Directors’ Plan are fully vested as of the date of grant and have an exercise price equal to the fair market value of the underlying shares on the date of grant. Options granted under the Directors’ Plan may not have terms exceeding ten years from the date of grant. Options granted under the Directors’ Plan are not transferable or assignable, except by will or by the laws of descent and distribution and are exercisable, during the optionee’s lifetime, only by the optionee.

The Directors’ Plan is administered by the Compensation Committee of the Company, which has the authority to interpret the Directors’ Plan and to take such other actions in the administration and operation of the Directors’ Plan as it deems equitable.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is furnished with this document:

Number	Exhibit
10.1	Optio Software, Inc. Directors’ Stock Option Plan (As Amended on December 19, 2003 and November 2, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2005	OPTIO SOFTWARE, INC.

	By:	/s/ C. Wayne Cape
C. Wayne Cape
President and Chief Executive Officer